UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 8, 2023

Innovid Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40048	87-3769599
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Irving Place, 12th Floor
New York, NY 10003
(Address of principal executive offices) (Zip Code)
(212) 966-7555
(Registrant’s telephone number, include area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CTV	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	CTVWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.     Results of Operations and Financial Condition.

On August 8, 2023, Innovid Corp. issued a press release announcing its financial results for the quarter ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein to this item 2.02.

In accordance with General Instruction B.2 of Form 8-K, the information included under Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2023, Jonathan Saacks notified the Innovid Corp. of his resignation for personal reasons from the Board of Directors (the “Board”) and Nominating and Corporate Governance Committee of the Board, effective from close of business on August 9, 2023. Mr. Saacks’ retirement does not relate to any disagreement on matters related to the Company’s operations, policies or practices or an other matter.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No	Description
99.1	Press Release dated August 8, 2023 by Innovid Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVID CORP.

Date: August 8, 2023	By:	/s/ Tanya Andreev-Kaspin
	Name:	Tanya Andreev-Kaspin
	Title:	Chief Financial Officer